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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
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Except as otherwise indicated, each of the entities identified below are wholly owned subsidiaries of the Registrant.


1.   Teleservices Technology Company, a Delaware corporation
2.   Teleservices Management Company, a Delaware corporation
3.   RMH Teleservices International Inc., a Canadian corporation


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